Exhibit 99.1

NEWS RELEASE

October 24, 2017

AVANGRID Reports Third Quarter 2017 Earnings Results

•	3Q 2017 consolidated U.S. GAAP net income of $99 million, or $0.32 per share; consolidated non-U.S. GAAP adjusted net income of $125 million, or $0.40 per share

•	Executing on growth strategy - secured additional power purchase agreement in the 3Q 2017 for 86 MW to be sourced from a new wind farm

•	Reaffirming 2017 consolidated adjusted earnings outlook of $2.10-$2.35 per share

(Orange, CT – October 24, 2017) Today AVANGRID, Inc. (NYSE: AGR) reported consolidated U.S. GAAP net income of $99 million, or $0.32 per share, for the third quarter ended September 30, 2017, compared to $109 million, or $0.35 per share, for the same period in 2016. Excluding mark-to-market adjustments in the Renewables segment, the non-core Gas Storage business, initial restructuring-related charges and the sale of certain equity investments in 2016, non-U.S. GAAP consolidated adjusted net income was $125 million, or $0.40 per share, for the third quarter ended September 30, 2017, compared to $113 million, or $0.36 per share, for the same period in 2016, an 11% increase.

For the first nine months of 2017, consolidated U.S. GAAP net income was $458 million, or $1.48 per share, compared to $423 million, or $1.36 per share, for the first nine months of 2016. The non-U.S. GAAP consolidated adjusted net income for the first nine months of 2017 was $494 million, or $1.60 per share, compared to $434 million, or $1.40 per share, for the same period in 2016, a 14% increase.

“We delivered solid financial results despite weaker than anticipated wind production year-to-date, which was 5% below normal,” commented James P. Torgerson, chief executive officer of AVANGRID. “Adjusted net income for the third quarter improved 11% primarily due to the implementation of new rate plans and continued focus on operational excellence and best practices implementation with our Forward 2020 initiatives.”

“We have also been successful in contracting new power purchase agreements (PPAs) in 2017. During the third quarter, we executed a PPA for 86 mega-watts (MW) with a major footwear and apparel company, adding to the 401 MW of PPAs previously secured and announced in 2017 - all with 100% production tax credits,” added Torgerson. “Construction on approximately 800 MW of wind and solar projects is well underway, of which 590 MW will be operational by year-end 2017. As we look to the remainder of the year, we will continue to execute and deliver on our commitments.”

Net income and earnings per share for the third quarter and first nine months of 2017 and 2016 on a U.S. GAAP basis and a non-U.S. GAAP adjusted basis are set forth below:

	GAAP Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
$M	2017	2016	‘17 vs ‘16	2017	2016	‘17 vs ‘16
Networks	$104	$75	$29	$372	$319	$53
Renewables	15	37	(22)	115	121	(6)
Corporate	1	11	(10)	6	29	(23)
Gas Storage	(21)	(14)	(7)	(35)	(46)	11

Net Income	$99	$109	$(10)	$458	$423	$35

	GAAP Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	2017	2016	‘17 vs ‘16	2017	2016	‘17 vs ‘16
Networks	$0.34	$0.24	$0.09	$1.20	$1.03	$0.17
Renewables	0.05	0.12	(0.07)	0.37	0.39	(0.02)
Corporate	0.00	0.04	(0.03)	0.02	0.09	(0.07)
Gas Storage	(0.07)	(0.05)	(0.02)	(0.11)	(0.15)	0.03

Earnings Per Share	$0.32	$0.35	$(0.03)	$1.48	$1.36	$0.12

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$106	$75	$31	$374	$321	$53
Renewables	17	27	(9)	114	103	11
Corporate	1	11	(10)	6	10	(4)

Adjusted Net Income	$125	$113	$12	$494	$434	$60

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$0.34	$0.24	$0.10	$1.21	$1.04	$0.17
Renewables	0.06	0.09	(0.03)	0.37	0.33	0.03
Corporate	0.00	0.04	(0.03)	0.02	0.03	(0.01)

Adjusted Earnings Per Share	$0.40	$0.36	$0.04	$1.60	$1.40	$0.19

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

For additional information, see “Use of Non-U.S. GAAP Financial Measures” and “Reconciliation of Non-U.S. GAAP Financial Measures” at the end of the release.

The following results for AVANGRID’s business segments are reported in U.S. GAAP.

Avangrid Networks

Avangrid Networks earned $104 million, or $0.34 per share, in the third quarter of 2017, compared to $75 million, or $0.24 per share, in the third quarter of 2016. For the first nine months of 2017, Avangrid Networks earned $372 million, or $1.20 per share, compared to $319 million, or $1.03 per share, for the first nine months of 2016. Year-to-date 2016 earnings include interest expense in the amount of $6.5 million (after-tax), or $0.02 per share, related to $450 million of UIL Holdings Corporation debt. This debt was moved from Avangrid Networks to Corporate at the end of 2016 and does not have an impact on consolidated results. Earnings for the third quarter and first nine months of 2017 compared to 2016 benefitted primarily from the implementation of new rate plans, best practices initiatives, and lower interest expense with the transfer of the UIL Holdings Corporation debt to Corporate, partially offset by earnings sharing and initial restructuring charges related to the Forward 2020 program.

Avangrid Renewables

Avangrid Renewables earned $15 million, or $0.05 per share, in the third quarter of 2017, compared to $37 million, or $0.12 per share, for the same period in 2016. Earnings for the third quarter of 2017 compared to 2016 decreased primarily due to mark-to-market and lower wind production.

For the first nine months of 2017, Avangrid Renewables earned $115 million, or $0.37 per share, compared to $121 million, or $0.39 per share, for the first nine months of 2016. Year-to-date 2016 earnings include a minor gain on the sale of an equity method investment. Earnings for the first nine months of 2017 compared to 2016 decreased primarily due to lower mark-to-market benefit, partially offset by a lower effective tax rate in 2017.

Corporate

Corporate produced net income of $1 million, or $0.00 per share, in the third quarter of 2017, compared to net income of $11 million, or $0.04 per share, in the third quarter of 2016. For the first nine months of 2017, Corporate produced net income of $6 million, or $0.02 per share, compared to net income of $29 million, or $0.09 per share, for the first nine months of 2016. Year-to-date results for 2017 reflect an increase in interest expense compared to year-to-date 2016 due to the transfer of UIL Holdings Corporation debt described above and year-to-date results for 2016 include the gain from the sale in Iroquois of $19 million, or $0.06 per share.

Gas Storage

Gas Storage incurred a net loss of $21 million, or $0.07 per share, in the third quarter of 2017, compared to a net loss of $14 million, or $0.05 per share, for the same period in 2016. Results for the third quarter of 2017 compared to 2016 decreased primarily due to mark-to-market and operating margin. For the first nine months of 2017, Gas Storage incurred a net loss of $35 million, or $0.11 per share, compared to a net loss of $46 million, or $0.15 per share, for the first nine months of 2016. Results for the first nine months of 2017 compared to 2016 improved primarily due to mark-to-market.

Outlook

AVANGRID is reaffirming its 2017 adjusted consolidated earnings outlook of $2.10-$2.35 per share. While the adjusted consolidated earnings outlook for 2017 is unchanged, AVANGRID has revised its adjusted earnings outlook for the following business segments:

•	The 2017 adjusted earnings outlook for the Networks business has been revised to $1.68-$1.76 per share, compared to the previously reported outlook of $1.66-$1.74 per share. The revision reflects the implementation of new rate plans and the continuation of operational excellence and best practices initiatives.

•	The 2017 adjusted earnings outlook for the Renewables business has been revised to $0.45-$0.60 per share, compared to the previously reported outlook of $0.50-$0.65 per share. The revision reflects lower than normal wind resource and the continuation of operational excellence and best practices initiatives.

•	The 2017 adjusted earnings outlook for Corporate has been revised to $(0.04)-$(0.01) per share, compared to the previously reported outlook of $(0.08)-$(0.05) per share. The revision assumes a lower effective tax rate and the continuation of operational excellence and best practices initiatives.

Details of the earnings components are summarized as follows.

Outlook - Estimated EPS(1)

	As of July 19, 2017	As of October 24, 2017
Networks	$1.66 - $1.74	$1.68 - $1.76
Renewables(2)	$0.50 - $0.65	$0.45 - $0.60
Corporate	$(0.08) - $(0.05)	$(0.04) - $(0.01)
Adjusted EPS(3)	$2.10 - $2.35	$2.10 - $2.35

Amounts may not add due to rounding; Estimates are not expected to be additive.

(1)	Assumes approx. 309.5 million shares outstanding
(2)	Includes the assumption of the purchase of 49.5% of the El Cabo wind project by JV partner
(3)	Excludes Renewables mark-to-market, the non-core Gas Storage business, and restructuring charges related to the Forward 2020 program

Primary outlook assumptions include:

•	Further integration & best practices

•	Normal wind for the 4Q ‘17

•	Additional Wind projects with commercial operation by year-end 2017

•	Excludes Renewables mark-to-market, the non-core Gas Storage business, and restructuring charges related to our Forward 2020 program

Although it is not included in our 2017 adjusted consolidated earnings outlook, the Gas Storage business outlook has been revised to $(0.18)-$(0.14) per share, compared to the previous reported outlook of $(0.12)-$(0.08) per share.

Webcast

AVANGRID will webcast an audio-only financial presentation in conjunction with releasing third quarter 2017 earnings today beginning at 10:00 A.M. Eastern time. The webcast will feature a presentation from Avangrid’s CEO, James P. Torgerson and other members of the executive team, and can be accessed through the Investor Relations’ section of Avangrid’s website at http://www.Avangrid.com.

Contacts:

Analysts: Patricia Cosgel 203-499-2624

Media: Michael West Jr. 203-499-3858

Avangrid, Inc. (NYSE: AGR) is a diversified energy and utility company with approximately $32 billion in assets and operations in 27 states. The company owns regulated utilities and electricity generation assets through two primary lines of business, Avangrid Networks and Avangrid Renewables. Avangrid Networks is comprised of eight electric and natural gas utilities, serving approximately 3.2 million customers in New York and New England. Avangrid Renewables operates 6.6 gigawatts of electricity capacity, primarily through wind power, in 23 states across the United States. Avangrid employs approximately 6,800 people. For more information, visit www.avangrid.com.

Forward Looking Statements

Certain statements in this presentation may relate to our future business and financial performance and future events or developments involving us and our subsidiaries that are not purely historical and may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may be identified by the use of forward-looking terms such as “may,” “will,” “should,” “can,” “expects,” “believes,” “anticipates,” “intends,” “plans,” “estimates,” “projects,” “assumes,” “guides,” “targets,” “forecasts,” “is confident that” and “seeks” or the negative of such terms or other variations on such terms or comparable terminology. Such forward looking statements include, but are not limited to, statements about our plans, objectives and intentions, outlooks or expectations for earnings, revenues, expenses or other future financial or business performance, strategies or expectations, or the impact of legal or regulatory matters on our business, results of operations or financial condition. Such statements are based upon the current beliefs and expectations of our management and are subject to significant risks and uncertainties that could cause actual outcomes and results to differ materially. Important factors that could cause actual results to differ materially from those indicated by such forward-looking statements include, without limitation, the risks and uncertainties set forth under the section entitled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2016 and our Quarterly Report on Form 10-Q for the six months ended June 30, 2017, which is on file with the Securities and Exchange Commission (SEC) and available on our investor relations website at www.Avangrid.com and on the SEC website at www.sec.gov. Additional information will also be set forth in subsequent filings with the SEC. You should consider these factors carefully in evaluating for-ward looking statements. Should one or more of these risks or uncertainties materialize, or should any of the underlying assumptions prove incorrect, actual results may vary in material respects from those expressed or implied by these forward-looking statements. You should not place undue reliance on these forward-looking statements. We do not undertake any obligation to update or revise any forward-looking statements to reflect events or circumstances after the date of this presentation whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Use of Non-GAAP Financial Measures

To supplement our consolidated financial statements presented in accordance with U.S. GAAP, Avangrid considers certain non-GAAP financial measures that are not prepared in accordance with U.S. GAAP, including adjusted net income and adjusted earnings per share. The non-GAAP financial measures we use are specific to Avangrid and the non-GAAP financial measures of other companies may not be calculated in the same manner. We use these non-GAAP financial measures, in addition to U.S. GAAP measures, to establish operating budgets and operational goals to manage and monitor our business, evaluate our operating and financial performance and to compare such performance to prior periods and to the performance of our competitors. We believe that presenting such non-GAAP financial measures is useful because such measures can be used to analyze and compare profitability between companies and industries because it eliminates the impact of financing and certain non-cash charges as well as allow for an evaluation of Avangrid with a focus on the performance of its core operations. In addition, we present non-GAAP financial measures because we believe that they and other similar measures are widely used by certain investors, securities analysts and other interested parties as supplemental measures of performance.

We provide adjusted net income and adjusted earnings per share, which are adjusted to reflect the effect of mark-to-market changes in the fair value of derivative instruments used by Avangrid to economically hedge market price fluctuations in related underlying physical transactions for the purchase and sale of electricity, adjustments for the non-core Gas Storage business, for which we are exploring strategic options, and the impairment of certain investments and excludes the sale of certain equity investments, and restructuring charges primarily associated with reorganizing to better align our people resources with business demands and priorities as part of the Forward 2020 program. We believe adjusted net income is useful in understanding and evaluating actual and projected financial performance and contribution of Avangrid core lines of business and to more fully compare and explain our results. The most directly comparable U.S. GAAP measure to adjusted net income is net income. We also provide adjusted earnings per share, which is adjusted net income converted to an earnings per share amount.

The use of non-GAAP financial measures is not intended to be considered in isolation or as a substitute for, or superior to, Avangrid’s U.S. GAAP financial information, and investors are cautioned that the non-GAAP financial measures are limited in their usefulness, may be unique to Avangrid, and should be considered only as a supplement to Avangrid’s U.S. GAAP financial measures. The non-GAAP financial measures may not be comparable to other similarly titled measures of other companies and have limitations as analytical tools. Non-GAAP financial measures are not primary measurements of our performance under U.S. GAAP and should not be considered as alternatives to operating income, net income or any other performance measures determined in accordance with U.S. GAAP.

Avangrid, Inc.

Condensed Consolidated Statements of Income

(In Millions except per share amounts)

(Unaudited)

	Three Months ended		Nine Months ended
	September 30,		September 30,
($M)	2017	2016	2017	2016
Operating Revenues	$1,341	$1,418	$4,430	$4,527

Operating Expenses
Purchased power, natural gas and fuel used	250	312	957	961
Operations and maintenance	560	553	1,633	1,662
Depreciation and amortization	205	203	608	621
Taxes other than income taxes	137	133	422	395

Total Operating Expenses	1,152	1,201	3,620	3,639

Operating Income	189	217	810	888

Other Income and (Expense)
Other income	14	3	35	72
Earnings from equity method investments	—	2	3	4
Interest expense, net of capitalization	(71)	(60)	(210)	(212)

Income Before Income Tax	132	162	638	752

Income tax expense	32	53	179	329

Net Income	100	109	459	423

Less: Net income attributable to noncontrolling interests	1	—	1	—

Net Income Attributable to Avangrid, Inc.	$99	$109	$458	$423

Earnings per Common Share, Basic:	$0.32	$0.35	$1.48	$1.36

Earnings per Common Share, Diluted:	$0.32	$0.35	$1.48	$1.36

Weighted-average Number of Common Shares Outstanding (M):
Basic	309.5	309.5	309.5	309.5
Diluted	309.8	310.0	309.8	310.0

Amounts may not add due to rounding

Operating revenues and income tax expense for the nine month period ended September 30, 2016 include increases for unfunded future income taxes that were adjusted in the amount of $126 million to reflect the change from a flow through to normalization method following the approval of the Joint Proposal by the NYPSC. This item does not impact net income for the periods.

Avangrid, Inc.

Condensed Consolidated Balance Sheets

(Unaudited)

	September 30,	December 31,
($M)	2017	2016
ASSETS
Current assets	$2,021	$2,252
Net property, plant & equipment in service	20,706	20,077
Total property, plant & equipment	22,682	21,548
Regulatory assets	2,956	3,091
Goodwill	3,124	3,124
Other assets	1,138	1,294

Total Assets	$31,921	$31,309

LIABILITIES AND EQUITY
Current liabilities	2,934	2,712
Regulatory liabilities	2,311	2,318
Other non-current liabilities	6,692	6,647
Non-current debt	4,767	4,510

Total Liabilities	16,704	16,187

EQUITY
Common stock	3	3
Additional paid-in-capital	13,656	13,653
Treasury stock	(8)	(5)
Retained earnings	1,605	1,544
Accumulated other comprehensive loss	(54)	(86)

Total Stockholders’ Equity	15,202	15,109

Noncontrolling interests	15	13
Total Equity	15,217	15,122

Total Liabilities & Equity	$31,921	$31,309

Amounts may not add due to rounding

Avangrid, Inc.

Condensed Consolidated Statement of Cash Flows

(Unaudited)

	Nine Months Ended September 30,
$M	2017	2016
Cash Flow from Operating Activities:
Net income	$459	$423

Net Cash Provided by Operating Activities	1,322	1,214

Cash Flow from Investing Activities:
Capital expenditures	(1,704)	(1,036)
Contributions in aid of construction	31	55
Proceeds from sale of property, plant and equipment	9	50
Proceeds from sale of equity method and other investment	—	57
Receipts from affiliates	—	6
Cash distribution from equity method investments	4	4
Other investments and equity method investments, net	(7)	(1)

Net Cash Used in Investing Activities	(1,667)	(865)

Cash Flow from Financing Activities:
Non-current note issuance	294	—
Repayments of non-current debt	(65)	(83)
Receipts (repayments) of other short-term debt, net	570	(159)
Payments on tax equity financing arrangements	(84)	(75)
Repayments of capital leases	(32)	(6)
Repurchase of common stock	(3)	(4)
Issuance of common stock	(1)	(2)
Transaction with noncontrolling interests	5	—
Dividends paid	(401)	(267)

Net Cash Provided by (Used in) Financing Activities	283	(596)

Net Decrease in Cash, Cash Equivalents and Restricted Cash	(62)	(247)

Cash, Cash Equivalents and Restricted Cash, beginning of period	96	434

Cash, Cash Equivalents and Restricted Cash, end of period	$34	$187

Amounts may not add due to rounding

Reconcilation of Non-U.S. GAAP Financial Measures

Avangrid, Inc.

Reconciliation of Non-GAAP Adjusted Net Income (Loss) - $M

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2017	2016	‘17 vs ‘16	2017	2016	‘17 vs ‘16
Networks	$104	$75	$29	$372	$319	$53
Renewables	15	37	(22)	115	121	(6)
Corporate	1	11	(10)	6	29	(23)
Gas Storage	(21)	(14)	(7)	(35)	(46)	11

Net Income	$99	$109	$(10)	$458	$423	$35
Adjustments:
Sale of equity method investment	—	—	—	—	(36)	36
Restructuring charges	3	—	3	3	—	3
Impairment of investment	—	—	—	—	3	(3)
Mark-to-market adjustments - Renewables	4	(17)	21	(2)	(25)	24
Income tax impact of adjustments*	(3)	6	(9)	(0)	24	(24)
Gas Storage, net of tax	21	14	7	35	46	(11)

Adjusted Net Income	$125	$113	$12	$494	$434	$60

*	2017: Income tax impact of adjustments: $0.6M from MtM adjustment-Renewables and $(1)M from restructuring charges - Networks

*	2016: Income tax impact of adjustments: $14M from sale of equity method investment- Corporate, $(1)M on impairment of investment - Networks, $1M from sale of other investment and $10M from MtM adjustments - Renewables .

	Non-GAAP Adjusted Net Income (Loss) - $M
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$106	$75	$31	$374	$321	$53
Renewables	17	27	(9)	114	103	11
Corporate	1	11	(10)	6	10	(4)

Adjusted Net Income	$125	$113	$12	$494	$434	$60

Avangrid, Inc.

Reconciliation of Adjusted Non-GAAP Earnings (Loss) Per Share (EPS)

(Unaudited)

	Three Months ended September 30,			Nine Months ended September 30,
	2017	2016	‘17 vs ‘16	2017	2016	‘17 vs ‘16
Networks	$0.34	$0.24	$0.09	$1.20	$1.03	$0.17
Renewables	0.05	0.12	(0.07)	0.37	0.39	(0.02)
Corporate	0.00	0.04	(0.03)	0.02	0.09	(0.07)
Gas Storage	(0.07)	(0.05)	(0.02)	(0.11)	(0.15)	0.03

Earnings Per Share	$0.32	$0.35	$(0.03)	$1.48	$1.36	$0.12
Adjustments:
Sale of equity method investment	—	—	—	—	(0.12)	0.12
Restructuring charges	0.01	—	0.01	0.01	—	0.01
Impairment of investment	—	—	—	—	0.01	(0.01)
Mark-to-market adjustments - Renewables	0.01	(0.05)	0.07	(0.01)	(0.08)	0.08
Income tax impact of adjustments*	(0.01)	0.02	(0.03)	(0.00)	0.08	(0.08)
Gas Storage, net of tax	0.07	0.05	0.02	0.11	0.15	(0.03)

Adjusted Earnings Per Share	$0.40	$0.36	$0.04	$1.60	$1.40	$0.19

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding

*	2017: EPS Income tax impact of adjustments: $0.01 from MtM adjustment - Renewables and $(0.01) from restructuring charges - Networks.

*	2016: EPS Income tax impact of adjustments: $0.05 from sale of equity method investment - Corporate and $0.03 from MtM adjustment - Renewables.

	Non-GAAP Adjusted Earnings (Loss) Per Share
	Three Months ended September 30,			Nine Months ended September 30,
	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16	Adjusted 2017	Adjusted 2016	Adjusted ‘17 vs ‘16
Networks	$0.34	$0.24	$0.10	$1.21	$1.04	$0.17
Renewables	0.06	0.09	(0.03)	0.37	0.33	0.03
Corporate	0.00	0.04	(0.03)	0.02	0.03	(0.01)

Adjusted Earnings Per Share	$0.40	$0.36	$0.04	$1.60	$1.40	$0.19

Weighted-avg # of Shares (M):	309.5	309.5		309.5	309.5
Amounts may not add due to rounding